UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2017, at the Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc. (the “Company”), the Company’s stockholders approved the Company’s 2012 Amended and Restated Stock Incentive Plan (the “Plan”). The Plan, which amends and restates the Company’s 2012 Stock Incentive Plan, is a broad-based incentive plan that provides for granting stock options, stock appreciation rights, restricted stock, deferred stock awards, and performance-based cash and stock awards to any of the Company’s or its subsidiaries’ present or future directors, officers, employees, consultants, or advisers. A description of the material terms of the Plan is set forth under the heading “PROPOSAL 4: APPROVAL OF THE ADOPTION OF THE 2012 AMENDED AND RESTATED STOCK INCENTIVE PLAN” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2017, which description is hereby incorporated by reference into this Item 5.02. The summary of the 2012 Amended and Restated Stock Incentive Plan below is qualified in its entirety by reference to the full text of the plan filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 26, 2017, the Company held its Annual Meeting of Stockholders. Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Company’s Annual Meeting of Stockholders.

1. The Company’s stockholders elected the following nominee for director to serve as a Class II director for a three-year term or until her successor shall have been elected and qualified.

Proposal 1: Election of Directors

	For	Withheld	Broker Non-Vote
Class A Common Stock
Olivia Sabine	24,261,138	16,694,061	4,531,233
Class B Common Stock
Olivia Sabine	6,300,000,000	—	—
Total
Olivia Sabine	6,324,261,138	16,694,061	4,531,233

2. The advisory resolution on executive compensation was approved.

Proposal 2: Approval of the advisory (non-binding) resolution on executive compensation

	For	Against	Abstain	Broker Non-Vote
Class A Common Stock	34,753,517	6,031,232	170,450	4,531,233
Class B Common Stock	6,300,000,000	—	—	N/A

Total	6,334,753,517	6,031,232	170,450	4,531,233

3. In the advisory vote on the frequency of future advisory votes on executive compensation, votes were cast as set forth below. In light of the voting results, the Company’s Board of Directors has decided that the Company will include an advisory vote on executive compensation in its proxy materials once every three years until the next required advisory vote on the frequency of future advisory votes on executive compensation. In accordance with the rules and regulations of the Securities and Exchange Commission, the Company is required to hold an advisory vote on the frequency of future advisory votes on executive compensation at least once every six years.

Proposal 3: Advisory (non-binding) vote on the frequency of future advisory votes on executive compensation

	1 year	2 years	3 years	Abstain	Broker Non-Vote
Class A Common Stock	18,978,594	33,820	21,782,120	160,665	4,531,233
Class B Common Stock	—	—	6,300,000,000	—	N/A

Total	18,978,594	33,820	6,321,782,120	160,665	4,531,233

4. The adoption of the 2012 Amended and Restated Stock Incentive Plan was approved.

Proposal 4: Adoption of 2012 Amended and Restated Stock Incentive Plan

	For	Against	Abstain	Broker Non-Vote
Class A Common Stock	39,955,271	811,565	188,363	4,531,233
Class B Common Stock	6,300,000,000	—	—	N/A

Total	6,339,955,271	811,565	188,363	4,531,233

5. The selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017 was ratified.

Proposal 5: Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2017

	For	Against	Abstain	Broker Non-Vote
Class A Common Stock	45,056,019	183,700	246,713	N/A
Class B Common Stock	6,300,000,000	—	—	N/A

Total	6,345,056,019	183,700	246,713	N/A

6. The Company’s stockholders elected the following nominee for director to serve as a Class II director for a three-year term or until his successor shall have been elected and qualified.

Proposal 6: Election of Paul Keglevic as Director

	For	Withheld	Broker Non-Vote
Class A Common Stock
Paul Keglevic	35,064,071	1,175,316	4,842,863
Class B Common Stock
Paul Keglevic	6,300,000,000	—	N/A
Total
Paul Keglevic	6,335,064,071	1,175,316	4,842,863

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan (Incorporated by reference to Appendix B to the Clear Channel Outdoor Holdings, Inc. definitive proxy statement on Schedule 14A for its 2017 Annual Meeting of Stockholders filed on April 19, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: June 1, 2017	By:	/s/ Lauren E. Dean

Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary